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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-95631, Registration Statement No. 333-28253, Registration Statement No. 333-51855 and Registration Statement No. 333-102399 of PanAmSat Corporation on Form S-8 of our report dated March 5, 2004, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in method of accounting for goodwill to conform to Statement of Financial Accounting Standards No. 142, appearing in this Annual Report on Form 10-K of PanAmSat Corporation for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP

Stamford, Connecticut
March 15, 2004